ASSET PURCHASE AGREEMENT
by and between

MIRAMAR LABS, INC.

and

JAN WALLACE

Dated as of January 18, 2008

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ARTICLE VIII INDEMNIFICATION
8.1	Seller’s Indemnification	10
8.2	Buyer’s Indemnification	11
ARTICLE IX GENERAL
9.1	Survival of Representations and Warranties and Covenants	11
9.2	General Rules of Construction	11
9.3	Amendments; Waivers	12
9.4	Schedules; Exhibits; Integration	12
9.5	Governing Law	12
9.6	No Assignment	12
9.7	Headings	12
9.8	Counterparts	12
9.9	Successors and Assigns; No Third Party Beneficiaries	12
9.10	Notices	12
9.11	Expenses	13
9.12	Attorney Fees	13
9.13	Waiver	14
9.14	Other Remedies	14
9.2	Representation By Counsel; Interpretation	14
9	Severability	14

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ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement (this “Agreement”) is entered into as of January 18, 2008 by and between Miramar Labs, Inc., a Delaware corporation (“Buyer”), and Jan Wallace, an individual (“Seller”). Capitalized terms used in this Agreement and not otherwise defined have the meanings stated in Exhibit A. The parties agree as follows:
BACKGROUND

A.	Seller is engaged in the business of utilizing microwave technology for various medical treatments (the “Business”).

B.
Seller desires to sell, transfer and assign to Buyer, and Buyer desires to purchase from Seller, certain assets of the Business (the specific assets to be set forth herein in more detail) (the “Asset Purchase”) on the terms and conditions set forth in this Agreement.

ARTICLE I
PURCHASE AND SALE OF ASSETS; NO
ASSUMPTION OF LIABILITIES
1.1     Purchase and Sale of Assets.

1.1.1
Purchase and Sale of Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller will sell, convey, assign, transfer and deliver to Buyer, and Buyer will purchase, acquire and accept from Seller, all right, title and interest in and to all assets, properties, rights, privileges, claims, tangible and intangible, absolute or contingent, that are material to or primarily related to the operation of the Business, wherever located, free and clear of all Encumbrances (collectively, the “Purchased Assets”) including but, not limited to:

(a)	all corporate records, including corporate correspondence, legal records, device designs, schematics, and specifications;

(b)	all device inventory including handpieces, generator units and housings, coaxial cables and coolant tubing;

(c)	all clinical and regulatory records, including filings and correspondence with the U.S. Food & Drug Administration; and

(d)
all Technology and Intellectual Property Rights therein including the patents and patent applications as set forth on Exhibit D and all causes of action and enforcement rights for the Technology and such Intellectual Property Rights including all rights to pursue damages, injunctive relief and other remedies for past and future infringement or misappropriation of the Technology and Intellectual Property Rights (collectively, the “IP Rights”).

1.2
Assumption of Liabilities.  Subject to the terms and conditions of this Agreement, at the Closing, Buyer will assume and agree to pay, perform and discharge as and when due the following, and only the following, liabilities (collectively, the “Assumed Liabilities”): any liabilities or obligations incurred, arising from or out of, in connection with or as a result of claims made by or against Buyer or Seller with respect to the use of the Purchased Assets by or on behalf of Buyer that arise out of events occurring on or after the Closing Date.

1.3
Excluded Liabilities.  Except for the Assumed Liabilities specifically set forth in Section 1.2 above, Buyer is not assuming, the Assumed Liabilities expressly exclude, and Seller will retain, any debt, liability, duty or obligation, whether known or unknown, fixed or contingent, of Seller (the “Excluded Liabilities”). Without limiting the foregoing, Excluded Liabilities include liabilities arising from or related to:

(a)	Seller’s ownership or operation of the Business and Purchased Assets through the Closing Date;

(b)
any employment related claim that accrues or arises as of or prior to the Closing Date, or any of Seller’s other agents, consultants, independent contractors, former employees, whenever arising, in each case including workers’ compensation, paid time off/accrued vacation, severance, salary, bonuses or under any Plan, whether or not the person in question accepts employment with Buyer in connection with the Asset Purchase;

(c)	any Orders or Actions arising from or out of, or in connection the operation of the Business prior to the Closing Date;

(d)	liabilities for noncompliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar law); and

(e)
liabilities for Taxes of Seller or Taxes attributable to the ownership of the Purchased Assets or operation of the Business for any taxable period (or portion of any period) including, but not limited to, those Taxes resulting from the Asset Purchase hereunder.

1.4
Waiver of Bulk Sales Laws.  To the extent applicable to this transaction, Seller and Buyer hereby waive compliance with the bulk-transfer provisions of the Uniform Commercial Code (or any similar law) in connection with the Asset Purchase contemplated hereunder.

ARTICLE II

PURCHASE CONSIDERATION
2.1    Payment

2.1.1	Purchase Price and Milestone Payments
Subject to the terms and conditions hereof, Buyer will pay Seller for the Purchased Assets and Assumed Liabilities as per the following:

(a)
an aggregate cash purchase payment of $20,000 (the “Purchase Price”) on the Closing and up to $15,000 of Seller’s expenses incurred to date for the revival of the patents and patent applications set forth in Exhibit D as evidenced by invoices attached as Exhibit G;

(b)	promptly following notice to Buyer from the United States Patent and Trademark Office (“USPTO”) of revival of Patent 6,104,959 (“First Milestone”), a payment of $30,000;

(c)	promptly following notice to Buyer from the USPTO of revival of Patent 6,334,074 (“Second Milestone”), a payment of $30,000;

(d)	promptly following notice to Buyer from the USPTO of revival of Patent Application 09/637,923, a payment of $15,000 (“Third Milestone”); and

(e)	promptly following the issuance of a first Patent from Patent Application 09/637,923 (“Fourth Milestone”), a payment of $15,000.

2.1.2	Issuance of Warrant
Upon achievement of each Milestone referenced in Section 2.1.1, Buyer shall issue to Seller, in substantially the form attached hereto as Exhibit C, a Warrant to Purchase Shares of Preferred Stock in Buyer (the “Warrant”).

2.1.3	Third Party Agreements
Seller shall be entitled to fifty percent (50%) of all profits earned by Buyer as a result of any license or assignment agreement with a third party stemming from any application, use, process or variation of the IP Rights on a worldwide basis. Notwithstanding the forgoing, this Section 2.1.3 shall terminate upon the occurrence of a bona fide Change of Control transaction.

2.2
Tax Allocation.  Before the Closing, by mutual agreement of the parties, the consideration will be allocated to broad categories constituting components of the Purchased Assets (the “Allocation”). Each party will report the Asset Purchase in accordance with the agreed upon

Allocation for all federal, state, local and other tax purposes, but such allocation will not constrain reporting for other purposes.
ARTICLE III
CLOSING

3.1
Closing Date.  The closing of the Asset Purchase (the “Closing”) will take place at 10 A.M. California time on January 18, 2008, after the satisfaction, or waiver by the party for whom such action is a condition to the Closing, of the conditions in Article IV, or at such other time as Seller and Buyer may mutually agree. The date upon which the Closing occurs is herein called the “Closing Date.”

3.2
Location of Closing.  The Closing will take place at the offices of Buyer’s counsel, Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA, 94304-1050 or at such other location as the parties mutually agree.

3.3
Deliveries by Seller.  At least three (3) days prior to the Closing, Seller shall, at Seller’s sole cost, make available to Buyer or Buyer’s representative, for inspection, collection, and transport, title to and possession of all of the Purchased Assets, or in the case of intangible property, such instruments (other than third-party consents) as are necessary or desirable to document and to transfer such assets from Seller to Buyer in accordance with this Section 3.3. Without limiting the foregoing, any tangible embodiments of the IP Rights, shall be delivered to Buyer in a medium reasonably requested by Buyer. To the extent that Buyer cannot be granted title to or possession of certain Purchased Assets as of the Closing, those assets shall be held by Seller for and on behalf of Buyer until such time as Buyer or its designee is granted title or possession thereof and during such period Seller shall bear all risk of loss with respect to such assets. Without limiting the foregoing, at or prior to the Closing, Seller will deliver to Buyer:

(a)
Duly executed copies of the Bill of Sale, and all other instruments and documents executed and delivered by any Person in connection with the consummation of any of the Asset Purchase contemplated hereby and thereby (collectively, the “Transaction Documents”).

(b)	Duly executed copies of the Patent Rights Agreement dated January 18, 2008, by and between the Seller and Buyer in substantially the form attached hereto as Exhibit E.

(c)	A certificate of Seller certifying that the conditions set forth in Sections 4.1.1 and 4.1.2 have been satisfied by Seller.

(d)	Such other good and sufficient instruments of conveyance, assignment and transfer, excluding any consents to assign or acknowledgments of assignment,

in form and substance reasonably acceptable to Buyer’s counsel, as shall be effective to vest in Buyer good and valid title in and to the Purchased Assets.

(e)
Such certificates, filings or other documents necessary or appropriate to evidence that Seller is delivering good and valid title to each of the Purchased Assets free and clear of any Encumbrances. However Seller has previously notified Buyer that the IP Rights for Canada and Australia cannot be revived and Buyer acknowledges and accepts this.

3.4	Deliveries by Buyer. At or prior to the Closing, Buyer will deliver to Seller:

(a)	The Purchase Price as described in Section 2.1.1(a).

(b)	Duly executed copies of the Transaction Documents to which Buyer is a Party.

(c)	A certificate of Buyer certifying that the conditions set forth in Sections 4.2.1 and 4.2.2 have been satisfied by Buyer.
ARTICLE IV
CONDITIONS OF CLOSING

4.1	Conditions to Obligations of Buyer. The obligation of Buyer to effect the Closing is subject to the satisfaction (or waiver by Buyer) at or before the Closing of the following conditions:

4.1.1
Representation and Warranties. The representations and warranties of Seller contained herein on the date hereof (excluding any updates to a Disclosure Schedule), must be true and correct in all material respects as of the Closing, other than those qualified by materiality, which must be true in all respects, as if made as of the Closing.

4.1.2
Covenants. Seller must have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

4.1.3	Deliveries. Seller must have delivered to Buyer all items required by Section 3.3.

4.2	Conditions to Obligations of Seller. The obligation of Seller to effect the Closing is subject to the satisfaction (or waiver by Seller) on or before the Closing of the following conditions:

4.2.1
Representations and Warranties. The representations and warranties of Buyer contained herein on the date hereof, must be true and correct in all material respects as of the Closing, other than those qualified by materiality, which must be true in all respects, as if made as of the Closing.

4.2.2
Covenants. Buyer must have in all material respects performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

4.2.3	Deliveries. Buyer must have delivered to Seller all items required by Section 3.4.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller represents and warrants to Buyer that except as otherwise indicated on a Disclosure Schedule attached hereto as Exhibit F:

5.1
Organization and Related Matters.  Seller has all necessary power and authority to own her properties and to carry on the Business and to own and use the Purchased Assets in the Business as presently conducted.

5.2
Authorization; No Conflicts.  Seller has all necessary power and authority to execute, deliver and perform this Agreement and the Transaction Documents to which she is a party and to sell, convey and assign the Purchased Assets in accordance with the terms hereof. The execution, delivery and performance of this Agreement and the Transaction Documents by Seller has been duly and validly authorized by all necessary action on Seller’s part. This Agreement and the Transaction Documents have been duly executed and delivered by Seller and constitute Seller’s legally valid and binding obligations, enforceable against Seller in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally. Seller’s execution, delivery and performance of this Agreement and the Transaction Documents will not conflict with, or result in any violation of, or default under, or give rise to a right of termination, cancellation, modification, or acceleration of any obligation or loss of any benefit under any bankruptcy proceeding, order or ruling or any Contract to which Seller is a party or by which the Purchased Assets are bound.

5.3
Approvals.  No Approvals by any Governmental Entity and no material Approvals by any Person not a party (including a party to any agreement with Seller) to this Agreement are required in connection with the execution or performance of this Agreement by Seller or the consummation of the Asset Purchase.

5.4
No Brokers or Finders.  No agent, broker, finder, investment or commercial banker or other firm engaged by or acting on behalf of Seller in connection with the negotiation, execution or performance of this Agreement or the consummation of the Asset Purchase, is or will be entitled to any broker’s or finder’s or similar fees or other commissions payable by Buyer as a result of this Agreement or the Asset Purchase.

5.5
Legal Proceedings.  There is no Order or Action pending or, to Seller’s Knowledge, threatened against or affecting Seller that individually or when aggregated with one or more other Orders or Actions has or if determined adversely would reasonably be expected to have (a) a Material Adverse Effect, (b) constitute an Assumed Liability, (c) prevent the transfer of or encumber the Purchased Assets.

5.6
Title; Purchased Assets.  Seller has good and marketable title to, or valid leasehold interests in, each of the Purchased Assets, free and clear of any Encumbrances. Without limiting the foregoing, the Seller is the sole and exclusive owners of all right, title and interest in and to the IP Rights. Seller has all rights, power and authority to sell, convey, assign, transfer and deliver to Buyer, in accordance with the terms of this Agreement, all of Seller’s right, title and interest (including leasehold interests) in the Purchased Assets. No Purchased Assets are leased by Seller. At the Closing, Seller will deliver title to, and all of Seller’s rights and interests (including leasehold interests) in, the Purchased Assets to Buyer, and Buyer will have acquired good and marketable title in and to, and all of Seller’s rights and interests (including leasehold interests) in, each of the Purchased Assets, free and clear of any Encumbrance.

5.7
Compliance with Law.  Seller has materially complied with, and is in material compliance with, all Regulations applicable to Seller in connection with the Business or by which any of the Purchased Assets is bound or affected.

5.8
Disclosure.  Seller has provided Buyer with all the information regarding the Seller reasonably available to her without undue expense that such Buyer has requested for deciding whether to enter into the Asset Purchase.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER
Buyer represents and warrants to Seller that:

6.1	Organization and Related Matters. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of State of Delaware.

6.2
Authorization; No Conflicts.  Buyer has all necessary corporate authority and power to execute, deliver and perform this Agreement and the Transaction Documents. The execution, delivery and performance of this Agreement and the Transaction Documents by Buyer have been duly and validly authorized by all necessary action on Buyer’s part. This Agreement and the Transaction Documents have been duly executed and delivered by Buyer and constitute Buyer’s legally valid and binding obligations, enforceable against Buyer in accordance with their respective terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors’ rights generally. Buyer’s execution, delivery and performance of this Agreement and the Transaction Documents will not violate, or constitute a breach or default under, Buyer’s Amended and Restated Certificate of Incorporation or Bylaws and will not conflict with, or result in any violation or default under, or give rise to a right of termination, cancellation, modification, or acceleration of any obligation or loss of any benefit under any Contract to which Buyer is a party.

6.3
Approvals.  Except for any Approvals that Seller may be required to obtain pursuant to this Agreement, no Approvals by any Governmental Entity and no material Approvals by any Person not a party to this Agreement are required in connection with the execution or performance of this Agreement by Buyer or the consummation of the Asset Purchase by Buyer.

6.4
No Brokers or Finders.  No agent, broker, finder, investment or commercial banker or other firm engaged by or acting on behalf of Buyer in connection with the negotiation, execution or performance of this Agreement or the consummation of the Asset Purchase, is or will be entitled to any broker’s or finder’s or similar fees or other commissions payable by Seller as a result of this Agreement or the Asset Purchase.

6.5
Legal Proceedings.  There is no Order or Action pending or, to Buyer’s Knowledge, threatened against or affecting Buyer that individually or when aggregated with one or more other Orders or Actions has or if determined adversely would reasonably be expected to have a material adverse effect on Buyer’s ability to consummate the Asset Purchase.

ARTICLE VII
ADDITIONAL CONTINUING COVENANTS
Seller and Buyer hereby agree to the following:

7.1
Sales and Use Taxes.  Seller will be responsible for the payment of, and will pay when due, any sales, use, excise, or similar transfer taxes (the “Transfer Taxes”) that may be payable in connection with the sale or purchase of the Purchased Assets; provided that if any law or regulation requires that Buyer (and not the Seller) pay any portion of such Transfer Taxes, Buyer shall pay those Transfer Taxes and shall be promptly reimbursed by the Seller for the amount of those Transfer Taxes paid by Buyer. The parties hereto will cooperate with each other and use Commercially Reasonable Efforts to minimize the Transfer Taxes.

7.2
Ownership and Assignment.  Seller agrees that all copyrightable material, notes, records, drawings, designs, inventions, improvements, developments, discoveries and trade secrets conceived, discovered, developed or reduced to practice by Seller, solely or in collaboration with others, during the term of this Agreement that relate in any manner to the business of the Buyer that Seller may be directed to undertake, investigate or experiment with or that Seller may become associated with in work, investigation or experimentation in the Buyer’s line of business in performing under this Agreement (collectively, “Inventions”), are the sole property of the Buyer. Seller also agrees to assign (or cause to be assigned) and hereby assigns fully to the Buyer all such Inventions and Intellectual Property Rights in or comprising or otherwise relating to such Inventions.

7.3
Reversion Rights: Buyer agrees that if within five (5) years from the date of the Closing, it has not utilized or marketed the microwave therapy system to produce sales revenue then, if such delay is not caused by any action or inaction of the Seller, the Purchased Assets including all IP Rights under this Agreement shall revert to the Seller. Buyer agrees to execute any and all documentation required to return ownership of the Purchased Assets including the IP rights. Seller shall notify the Buyer in writing of the right to reversion.

7.4
Further Assurances.  At any time or from time to time after the Closing, at Buyer’s request and without further consideration, Seller shall: (i) execute any documents necessary to perfect the assignment of any and all IP Rights, (ii) execute and deliver to Buyer such other instruments of sale, transfer, conveyance, assignment and confirmation in furtherance of the Asset Purchase; (iii) provide materials and information reasonably requested by Buyer in connection with the Purchased Assets; and (iv) take such other actions, as Buyer may reasonably deem necessary or desirable and reasonably request in order more effectively to transfer, convey and assign to Buyer, to confirm Buyer’s title to, all of the Purchased Assets, to enforce Buyer’s Rights thereunder and, to the full extent permitted by law, to put Buyer in actual possession and operating control of the Purchased Assets and to assist Buyer in exercising all rights with respect thereto. Without limiting the foregoing, the Seller shall: (a) assist in the transfer and answer questions relating to Seller’s records including regulatory filings and clinical data, (b) cooperate in any and all ongoing efforts by Buyer to revive the IP Rights, and (c) cooperate in any efforts to perfect Buyer’s title to and ownership in any of the Purchased Assets.

7.5
Noncompete.  Seller acknowledges that the nature of the Buyer’s business is such that if Seller were to become employed by, or substantially involved in, the business of a competitor of the Buyer beginning on the date of this Agreement and for a period of three (3) years following the completion of the Fourth Milestone, it would be very difficult for the Seller not to rely on or use the Buyer’s trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Buyer’s trade secrets and confidential information, Seller agrees and acknowledges that her right to receive the Purchase Price and Milestone Payments set forth in Section 2.1 (to the extent Seller is otherwise entitled to such payments) shall be conditioned upon Seller not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interest in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with Buyer or is a customer of the Buyer. Upon any breach of this Section 7.5, Seller shall refund the Purchase Price and any Milestone Payments received pursuant to this Agreement and Buyer shall no longer have any obligation to make such payments.

7.6
Nonsolicitation.  Beginning on the date of this Agreement and ending on the third (3rd) anniversary of the Closing, Seller will not directly or indirectly, make, offer, solicit, induce or encourage or take any other action that is intended to induce or encourage, or has the effect of inducing of encouraging, any of Buyer’s employees to terminate his or her employment with Buyer. The parties agree that in the event of a breach or threatened breach by Seller of any of the covenants set forth in this Section 7.6, monetary damages alone would be inadequate to fully protect Buyer from, and compensate Buyer for, the harm caused by such breach or threatened breach. Accordingly, Seller agrees that if she breaches or threatens breach of any provision of this Section 7.6, Buyer will be entitled to seek, in addition to any other right or remedy otherwise available, the right to injunctive relief restraining such breach or threatened breach and to specific performance of any such provision of this Section 7.6

ARTICLE VIII
INDEMNIFICATION
8.1    Seller’s Indemnification
Subject to Section 9.1 and the limitations set forth in this Section 8.1, from and after the Closing, Seller shall indemnify and hold harmless Buyer and its Affiliates and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “Buyer Indemnified Parties”) from and against any and all losses (whether or not involving a Third Party Claim) of the Buyer Indemnified Parties (collectively the “Buyer Losses”) arising out of or incurred with respect to:

81.1
any breach of any or all of Seller’s own representations and warranties in the Agreement or the nonperformance of any or all of its covenants or obligations to be performed by Seller under the Agreement;

8.1.2	any breach of any or all of the representations and warranties of the Seller in the Agreement;

8.1.3	the breach or nonperformance of any covenant or obligation to be performed by the Seller under the Agreement;

8.1.4	any Pre Closing Tax Liabilities;

8.1.5	any amounts which become due and payable by the Seller as a result of this Agreement or pursuant to any other agreement between the Seller and other Person; and

8.1.6	any Seller expenses on cover under this agreement.

Notwithstanding the above, Seller’s obligations under this Section 8.1 shall not exceed the amount of the Purchase Price and Milestone Payments due and payable under Section 2.1.1 of this Agreement.

8.2    Buyer’s Indemnification
Subject to Section 9.1 and the limitations set forth in this Section 8.2, from and after the Closing, Buyer shall indemnify and hold harmless Seller and each of her heirs, executors, successors and assigns of any of the foregoing (collectively, the “Seller Indemnified Parties”) from and against any and all losses (whether or not involving a Third Party Claim) of the Seller Indemnified Parties (collectively the “Seller Losses”) arising out of or incurred with respect to:

8.2.1
any breach of any or all of Buyer’s own representations and warranties in the Agreement or the nonperformance of any or all of its covenants or obligations to be performed by Buyer under the Agreement;

8.2.2	any breach of any or all of the representations and warranties of the Buyer in the Agreement; and

8.2.3	the breach or nonperformance of any covenant or obligation to be performed by the Buyer under the Agreement;
Notwithstanding the above, Buyer’s obligations under this Section 8.2 shall not exceed the amount of the Purchase Price and Milestone Payments due and payable under Section 2.1.1 of this Agreement.
ARTICLE IX
GENERAL

9.1
Survival of Representations and Warranties and Covenants.  Each of the representations and warranties made in this Agreement will terminate on the date that is two years after the Closing Date, except that those representations and warranties made in Sections 5.1 (Organization and Related Matters), 5.2 (Authorization; No Conflicts), 5.6 (Title; Purchased Assets), 6.1 (Organization and Related Matters) and 6.2 (Authorization; No Conflicts) will survive the Closing and remain in full force and effect for the applicable statute of limitations. The covenants and agreements of the parties set forth in this Agreement and the indemnification obligations of the parties hereunder will survive for the applicable statute of limitations, except as expressly provided herein.

9.2
General Rules of Construction.  For all purposes of this Agreement and the Exhibits and the Disclosure Schedule delivered pursuant to this Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) terms include the plural as well as the singular; (b) all accounting terms not otherwise defined have the meanings assigned under

GAAP; (c) all references in this Agreement to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of the body of this Agreement; (d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; (e) ”or” is not exclusive; and (f) ”including” and “includes” will be deemed to be followed by “but not limited to” and “but is not limited to,” respectively.

9.3
Amendments; Waivers.  Except as expressly provided herein, this Agreement and the attached Disclosure Schedule or any Exhibit may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby will be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

9.4
Schedules; Exhibits; Integration.  The Disclosure Schedule and each Exhibit delivered pursuant to the terms of this Agreement must be in writing and will constitute a part of this Agreement. This Agreement, together with the Disclosure Schedule and Exhibits and the Non Disclosure Agreement dated September 4, 2007 by and between the parties, and the other agreements and instruments delivered at the Closing, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, of the parties in connection therewith.

9.5
Governing Law.  This Agreement and the legal relations between the parties will be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines unless certain matters are preempted by federal law.

9.6
No Assignment.  Unless otherwise expressly provided, neither this Agreement nor any rights or obligations under it are assignable by one party without the prior written consent of the other party other than in connection with a Change of Control of party.

9.7	HeadingsThe descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

9.8
Counterparts.  This Agreement and any amendment hereto or any other agreement delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All counterparts will constitute one and the same agreement and will become effective when one or more counterparts have been signed by each party and delivered to the other party. A facsimile signature page will be deemed an original.

9.9
Successors and Assigns; No Third Party Beneficiaries.  This Agreement, except for Section 2.1.3, is binding upon and will inure to the benefit of each party and their respective successors or assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person or Governmental Entity any rights or remedies of any nature whatsoever under or by reason of this Agreement.

9.10
Notices.  All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement must be in writing and will be deemed to have been given: (a) immediately when personally delivered or delivery is refused; (b) when received by first class mail, return receipt requested; (c) one day after being sent by Federal Express or other overnight delivery service; or (d) when receipt is acknowledged, either electronically or otherwise, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Buyer and Seller will, unless another address is specified by Buyer or Seller hereafter in writing, be sent to the address indicated below:

If to Buyer, addressed to:
Miramar Labs, Inc.
199 Jefferson Drive
Menlo Park, CA 94025
Attention: President and Chief Executive Officer
with a copy to (which will not constitute notice):
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 9434-1050
Attention: Philip H. Oettinger
Facsimile: 650-493-6811
Email: poettinger@wsgr.com
If to Seller, addressed to:
Jan Wallace
4223 Glencoe Avenue, Suite B130
Marina Del Rey, California 90292
Facsimile: 310-827-0600
with a copy to (which will not constitute notice):
Claire C. Ambrosio, Attorney at Law
4223 Glencoe Avenue, Suite B130
Marina Del Rey, California 90292
Facsimile: 310-827-0600

9.11
Expenses.  Except as otherwise set forth herein, Seller and Buyer will each pay their own expenses incident to the negotiation, preparation and performance of this Agreement and the Asset Purchase, including, the fees, expenses and disbursements of their respective accountants and counsel.

9.12
Attorney Fees.  In the event of any Action for the breach of this Agreement or for misrepresentation by any party, the prevailing party will be entitled to reasonable attorney’s fees, costs and expenses incurred in such Action. Attorneys fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item. The preceding sentence is intended to be severable from the other provisions of this Agreement and to survive any judgment and, to the maximum extent permitted by law, will not be deemed merged into any such judgment.

9.13
Waiver.  No failure on the part of any party to exercise or delay in exercising any right hereunder will be deemed a waiver thereof, nor will any single or partial exercise preclude any further or other exercise of such or any other right.

9.14
Other Remedies.  Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

9.15
Representation By Counsel; Interpretation.  Seller and Buyer each acknowledge that each has been represented by counsel in connection with this Agreement and the Asset Purchase. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement will be interpreted in a reasonable manner to effect the intent of Buyer and Seller.

9.16
Severability.  If any provision of this Agreement is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the parties. All other provisions of this Agreement will be deemed valid and enforceable to the extent possible.

[signature page to follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

“BUYER”

MIRAMAR LABS, INC.
By:	/s/ Mark Deem
Name:	Mark Deem
Title:	CEO

“SELLER”

JAN WALLACE
By:	/s/ Jan Wallace
Name:	Jan Wallace

EXHIBIT A

DEFINITIONS
“Action” means an action, suit, investigation, complaint, claim, notice of infringement, instruction to cease and desist, demand or other proceeding, threatened or pending, whether civil or criminal, in law or in equity or before any arbitrator or Governmental Entity.
“Affiliate” of a Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified Person. The term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession of the power to direct the management and policies of the referenced Person, whether through ownership interests, by contract or otherwise.
“Approval” means an authorization, consent, consent to assignment, approval or waiver of, clearance by, notice to or registration or filing with, or any other similar action by or with respect to a Governmental Entity or any other Person that is required in order to consummate the Asset Purchase, including transferring or assigning all of the Purchased Assets to Buyer.
“Bill of Sale” means that certain Bill of Sale by Seller to be entered into on the Closing Date, the form of which is attached as Exhibit B.
“Change of Control” means: (a) the consummation of a merger or consolidation of party with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by Persons or companies who were not stockholders or owners immediately prior to such merger, consolidation or other; or (b) the sale, transfer or other disposition of all or substantially all of the Company’s assets.
“Commercially Reasonable Efforts” means efforts that are designed to enable a party, directly or indirectly, to satisfy a condition to, comply with a covenant required by, or otherwise assist in the consummation of, the Asset Purchase and that do not require the performing party to expend funds or assume liabilities other than expenditures and liabilities that are customary and reasonable in nature and amount in the context of the Asset Purchase.
“Contract” means any mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license.
“Disclosure Schedule” means Seller’s Disclosure Schedule delivered by Seller to Buyer on the date hereof and as amended from time to time pursuant to the terms of this Agreement as the context requires. Any fact or item that is disclosed in any section of the Disclosure Schedule will be deemed to be disclosed in all applicable sections of the Disclosure Schedule, notwithstanding the omission of a reference or a cross-reference thereto. The disclosure of any fact or item in the Disclosure Schedule will not constitute any acknowledgment regarding the materiality of such disclosure or whether the subject matter of such disclosure will have a Material Adverse Effect. The Seller’s Disclosure Schedules shall be attached hereto as Exhibit F.
“Dollars” and “$” refer to United States dollars and other lawful currency of the United States of America.
“Encumbrance” means any claim, charge, lease, covenant, easement, encumbrance, security interest, lien, option, pledge, right of others, or restriction of any nature (whether on voting, sale, transfer, disposition, use, ownership, competition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law or any Permitted Encumbrances.
“GAAP” means United States generally accepted accounting principles consistently applied by Seller.
“Governmental Entity” means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, county or local, domestic or foreign.
“Intellectual Property Rights” means any or all statutory and/or common law rights throughout the world in, arising out of, or associated with: (i)  all inventions (whether patentable or not) and invention disclosures and improvements thereon, and patents, inventor’s certificates and utility models and any and all applications and registrations therefor (including any including any continuation, divisional, substitution, continuations-in-part, provisional and utility applications), and all substitutions, extensions, confirmations, reissues, divisions, re‑examinations, renewals and extensions thereof, and equivalent or similar rights in inventions (“Patents”); (ii)  copyrights, copyright registrations and any and all applications therefor and other rights corresponding thereto; (iii) all industrial designs and any registrations and applications therefor; (iv) all databases and data collections (including knowledge databases, customer lists and customer databases); (v) confidential information, trade secrets and know-how, including processes drawings, prototypes, models, designs and other industry information, and all documentation relating to any of the foregoing; and (vi) all rights in or to software or other Technology.
“Material Adverse Effect” means any change in or effect on the Purchased Assets, Assumed Liabilities or the Business as expected to be conducted immediately after the Closing (i.e., giving effect to the transfers of the Purchased Assets and Assumed Liabilities contemplated by this Agreement) that would (a) be materially adverse to the conduct or value of the Business by Buyer immediately following the Closing Date, (b) materially impair the validity or enforceability of this Agreement and the Transaction Documents taken as a whole, or (c) materially impair the value of the Purchased Assets; provided, however, that the following will not constitute a Material Adverse Effect: (i) general economic conditions; (ii) any changes generally affecting the industries in which Seller currently operates the Business, provided that such changes do not materially disproportionately affect Seller; or (iii) anything specifically disclosed in a Disclosure Schedule.
“Order” means any decree, injunction, judgment, order, ruling, assessment or writ.

“Ordinary Course” means for the Business, with respect to any Person and as of any date of determination, the conduct or operation of a line of business of such Person in the ordinary course of such business, as then conducted and proposed to be conducted, in a manner consistent with the past business practices of such Person and in accordance with the reasonable requirements of such business, in each case as determined with respect to such business as of such date of determination.
“Payables” means all accounts payable to trade creditors relating to or arising from the Business that are reflected on the Unaudited Statements and unpaid as of the Closing. Payables will be computed in accordance with GAAP, but will not include Seller’s transaction expenses in connection with the Asset Purchase.
“Permitted Encumbrances” means: (a) Encumbrances for Taxes not yet delinquent or the validity of which are being contested in good faith by appropriate actions and that are described in a Disclosure Schedule; (b) Encumbrances existing on the Closing Date to remain on the Purchased Assets after the Closing as listed in a Disclosure Schedule; (c) Encumbrances that are statutory liens of landlords, carriers, warehousemen, mechanics, materialmen and other Encumbrances imposed by law created in the Ordinary Course of Seller for amounts not yet due and for which, at Closing, Seller will have incurred no liability to pay; (d) Encumbrances that are minor or technical defects in title that in the aggregate do not materially affect the value, marketability or utility of the Purchased Assets as presently used; and (e) Encumbrances that are Assumed Liabilities.
“Person” means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated association or any other entity or organization, including a Governmental Entity.
“Regulation” means (a) any applicable law, statutes, rule, regulation, ordinance, judgment, decree, ruling, order, award, injunction, recommendation or other official action of any Governmental Entity, and (b) any official change in the interpretation or administration of any of the foregoing by the Governmental Entity or by any other Governmental Entity or other Person responsible for the interpretation or administration of any of the foregoing.
“Taxes” means any foreign, federal, state, county or local income, sales and use, excise, franchise, real and personal property, transfer, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or charge imposed by any Governmental Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.
“Technology” means any and all technical information, know-how, test results, knowledge, techniques, discoveries, data, ideas, specifications, designs, trade secrets, regulatory and other governmental filings, documents, apparatus, clinical and regulatory strategies, manufacturing information, descriptions, compositions of matter, processes, methods, procedures, assays, preclinical and clinical data, analytical and quality control or assurance data and any other similar information.

EXHIBIT B

FORM OF BILL OF SALE
This Bill of Sale (this “Bill of Sale”) is made effective as of January 18, 2008, by and by and between Miramar Labs, Inc., a Delaware corporation (“Buyer”), and Jan Wallace, an individual (“Seller”). Capitalized terms used in this Agreement and not otherwise defined have the meanings stated in the Asset Purchase Agreement (as defined below). The parties hereto hereby agree as follows:
BACKGROUND
WHEREAS, the parties have entered into that certain Asset Purchase Agreement, dated as of January 18, 2008 (the “Asset Purchase Agreement”), under which Seller has agreed to sell, convey, assign, transfer and deliver the Purchased Assets to Buyer or its assigns.

1.
Sale. Seller does hereby sell, convey, assign, transfer and deliver to Buyer, and Buyer does hereby purchase, acquire and accept from Seller, all of Seller’s right, title and interest in and to the Purchased Assets.

2.
Representations. All representations, warranties, agreements and indemnities of Seller with respect to the Purchased Assets set forth in the Asset Purchase Agreement will continue in effect as provided therein and will not be deemed to be amended, modified, terminated or superseded by or merged with this Bill of Sale.

3.	Miscellaneous Provisions.

3.1
Amendments; Waiver. The terms, provisions and conditions of this Bill of Sale may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Bill of Sale or any agreement contemplated hereby will be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

3.2
Further Assurances. Each party will execute and deliver, both before and after the Closing, such further certificates, agreements and other documents and take such other actions as the other party may reasonably request or as may be necessary or appropriate to consummate or implement the Asset Purchase, including to more effectively transfer the Purchased Assets, or to evidence such events or matters.

3.3
Assignment. Neither this Bill of Sale nor any rights or obligations under it are assignable by one party without the prior written consent of the other party other than in connection with a Change of Control of a party.

3.4	Descriptive Headings. The descriptive headings of the sections and subsections of this Bill of Sale are for convenience only and do not constitute a part of this Bill of Sale.

B-1

3.5
Counterparts. This Bill of Sale and any amendment hereto or any other agreement delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All counterparts will constitute one and the same agreement and will become effective when one or more counterparts have been signed by each party and delivered to the other party. A facsimile signature page will be deemed an original.

3.6
Governing Laws. This Bill of Sale and the legal relations between the parties will be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines unless certain matters are preempted by federal law.

3.7
Waiver. No failure on the part of any party to exercise or delay in exercising any right hereunder will be deemed a waiver thereof, nor will any single or partial exercise preclude any further or other exercise of such or any other right.

3.8
Representation By Counsel; Interpretation. The parties each acknowledge that each has been represented by counsel in connection with this Bill of Sale and the Asset Purchase. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Bill of Sale against the party that drafted it has no application and is expressly waived. The provisions of this Agreement will be interpreted in a reasonable manner to effect the intent of the parties hereto.

3.9
Severability. If any provision of this Bill of Sale is held to be unenforceable for any reason, it will be adjusted rather than voided, if possible, to achieve the intent of the parties. All other provisions of this Bill of Sale will be deemed valid and enforceable to the extent possible.

4.
Reversion Rights: Buyer agrees that if within five (5) years from the date of this Bill of Sale it has not utilized or marketed the microwave therapy system to produce sales revenue then, if such delay is not caused by any action or inaction of the Seller, the Purchased Assets acquired under this Bill of Sale shall revert to the Seller. Buyer agrees to execute any and all documentation required to return ownership of the Purchased Assets. Seller shall notify the Buyer in writing of the right to reversion.

[signature page to follow]

B-2

IN WITNESS WHEREOF, Seller and Buyer have caused this Bill of Sale and License to be duly executed as of the day and year first above written.

“BUYER”

MIRAMAR LABS, INC.
By:	/s/ Mark Deem
Name:	Mark Deem
Title:	CEO

“SELLER”

JAN WALLACE
By:	/s/ Jan Wallace
Name:	Jan Wallace

EXHIBIT C

FORM OF WARRANT AGREEMENT

C-1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

Void after
         [_______ __, 2___]
MIRAMAR LABS, INC.
WARRANT TO PURCHASE SHARES OF SERIES A PREFERRED STOCK

This Warrant is issued to Jan Wallace (the “Holder”) by Miramar Labs, Inc., a Delaware corporation (the “Company”), pursuant to the terms and conditions set forth herein.
1.Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing) during the Exercise Period, to purchase from the Company the number of fully paid and nonassessable Shares (as defined below), that equals the quotient obtained by dividing (a) the Warrant Coverage Amount (as defined below) by (b)  the Exercise Price (as defined below).
2.    Definitions.
(a)    Exercise Price. The exercise price for the Shares shall be the price per Share in the Series A preferred financing ($1.00/Share) (“Exercise Price”).
(b)    Exercise Period. This Warrant shall be exercisable in whole during the term commencing on the date that the [First][Second][Third][Fourth] Milestone is achieved under the Asset Purchase Agreement dated January 18, 2008 by and between the parties (the “APA”) and ending on the earlier of 5:00 p.m. on the date five (5) years thereafter, or earlier expiration of this Warrant pursuant to Section 12 hereof.
(c)    Warrant Coverage Amount. The term “Warrant Coverage Amount” shall mean the amount of the cash payment made at the [First][Second][Third][Fourth] Milestone under the APA.
(d)    The Shares. The term “Shares” shall mean shares of the Company’s Series A Preferred Stock (as may be adjusted pursuant to Section 6 hereof).

(e)    Change of Control. The term “Change of Control” shall mean (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any transfer of more than 50% of the voting power of the Company, reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company);or (ii) the sale of all or substantially all of the assets of the Company; unless the Company's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Company's acquisition or sale or otherwise) hold at least fifty percent (50%) of the voting power of the surviving or acquiring entity.
3.    Method of Exercise. During the Exercise Period, the Holder may exercise in whole the purchase rights evidenced hereby. Such exercise shall be effected by:
(i)    the surrender of the Warrant, together with a notice of exercise to the Secretary of the Company at its principal offices; and
(ii)    the payment to the Company of an amount equal to the Warrant Coverage Amount.
4.    Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the exercise notice and the payment of the Warrant Coverage Amount.
5.    Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.
6.    Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:
(a)    Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Shares, by split‑up or otherwise, or combine its Shares, or issue additional shares of its Shares as a dividend, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.
(b)    Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6(a) above), then the Company shall make appropriate provision so that the Holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a Holder of the same number of Shares as were purchasable by the Holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.
(c)    Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.
7.    No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.
8.    Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and stockholders necessary for the sale and issuance of this Warrant have been taken.
9.    Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:
(a)    This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.
(b)    The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration. The Holder further understands that the Warrant Shares have not been qualified under the California Securities Law of 1968 (the "California Law") by reason of their issuance in a transaction exempt from the qualification requirements of the California Law pursuant to Section 25102(f) thereof, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent expressed above.
(c)    The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.
(d)    The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.
(e)    The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.
10.    Restrictive Legend.
The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.
11.    Rights of Stockholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of the Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.
12.    Expiration of Warrant; Notice of Certain Events Terminating This Warrant.
(a)This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:
(i)Any Change of Control; or
(ii)The initial public offering of the Company's Common Stock.
(b)The Company shall provide at least fifteen (15) days prior written notice of any event set forth in Section 12(a)(i) or (ii).
13.    Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address as set forth Jan Wallace 4223 Glencoe Avenue Suite B130, Marina Del Rey, California 90292, with a copy to Claire C. Ambrosio, Attorney at Law 4223 Glencoe Avenue, Suite B130, Marina Del Rey, California 90292 and (ii) if to the Company, at the address of its principal corporate offices (attention: President), with a copy to Philip H. Oettinger, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304 or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.
14.    “Market Stand-Off” Agreement. Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act for the Company’s initial public offering, it shall not, to the extent requested by the Company and such underwriter, subject to the terms hereof, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that
(a)    all officers and directors of the Company enter into similar agreements;

(b)    the Company obtains from persons who hold one percent (1%) or greater of the Company’s outstanding capital stock, a lock-up agreement similar to that set forth in this Section 14; and
(c)    such market stand-off time period shall not exceed one hundred eighty (180) days.
Holder agrees to provide to the other underwriters of any public offering such further agreements as such underwriter may reasonably request in connection with this market stand-off agreement, provided that the terms of such agreements are substantially consistent with the provisions of this Section 14. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
Notwithstanding the foregoing, the obligations described in this Section 14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction.
15.    Registration Rights Agreement. The registration rights of the Holder (including Holders' successors) with respect to the Common Stock issuable upon conversion of the Shares issuable upon exercise of this Warrant will be the same as granted to the holders of shares issued in the Qualified Equity Financing.
16.    Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.
17.    Rights and Obligations Survive Exercise of Warrant. Unless otherwise provided herein, the rights and obligations of the Company, of the Holder of this Warrant and of the holder of the Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

Issued this ____ day of ____, 200__.

MIRAMAR LABS, INC.
a Delaware Corporation

By:    Mark Deem
Title: President and Chief Executive Officer

EXHIBIT A
NOTICE OF EXERCISE

TO:	Miramar Labs, Inc.
199 Jefferson Drive
Menlo Park, CA 94025
Attention: President
1.    The undersigned hereby elects to purchase __________ shares of Series A Preferred Stock pursuant to the terms of the attached Warrant.
2.    Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:
_________________________________
(Name)
_________________________________
(Address)
3.    The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 9 of the attached Warrant (including Section 9 (e) thereof) are true and correct as of the date hereof.
______________________________
(Signature)
______________________________
(Name)

______________________________	______________________________

(Date)	(Title)

EXHIBIT D

IP RIGHTS

Territory	Patent #	App #	Filing Date	Issue Date	Description
United States	6,104,959	08/904,175	7/31/97	8/15/00	Method & Apparatus for treating Subcutaneous Histological Features – Parent Filing
United States	6,334,074	09/474,969	12/29/99	12/25/01	Microwave Applicator for Therapeutic Use
United States	NA	09/637,923	8/14/00	NA	Divisional of 08/904,175
Australia	84915/98	PCT/US98/14737	2/28/00	2/21/02	Method & Apparatus for treating Subcutaneous Histological Features
Canada	NA	2298680	1/31/00	NA	Method & Apparatus for treating Subcutaneous Histological Features
Europe	NA	1998935729	2/11/00	NA	Method & Apparatus for treating Subcutaneous Histological Features

D-1

EXHIBIT E
PATENT RIGHTS ASSIGNMENT
WHEREAS, Jan Wallace, an individual (“Assignor”) owns all, right, title, and interest in and to the inventions and improvements claimed patents and patent applications specified on the attached Schedule I (collectively, the “Patent Rights”); and
WHEREAS, Miramar Labs, Inc., a Delaware corporation (the “Assignee”) wants to acquire all interest in the inventions and the Patent Rights including any patents or registrations that may arise therefrom (collectively, “Letters Patents and Registrations”);
For good and valuable consideration, receipt of which is hereby acknowledged by Assignor, Assignor has assigned, and does assign to Assignee all right, title and interest in and to the inventions claimed in the and the Patent Rights and to all foreign counterparts (including patent, utility model and industrial designs), and in and to any Letters Patent and Registrations which may hereafter be granted on the same in the United States and all countries throughout the world, and to claim the priority from the applications as provided by the Paris Convention. The right, title and interest is to be held and enjoyed by Assignee and Assignee’s successors and assigns as fully and exclusively as it would have been held and enjoyed by Assignor had this assignment not been made, for the full term of any Letters Patent and Registrations which may be granted thereon, or of any and all substitutions, extensions, confirmations, reissues, divisions, re‑examinations, renewals and extensions thereof.
Assignor further agrees that Assignor will, without charge to Assignee, but at Assignee’s expense, (a) cooperate with Assignee in the prosecution of the Patent Rights and foreign counterparts thereof, (b) execute, verify, acknowledge and deliver all such further papers and instruments of transfer and (c) perform such other acts as Assignee lawfully may request to obtain or maintain Letters Patent and Registrations for the invention and improvements in any and all countries, and to vest title thereto in Assignee, or Assignee’s successors and assigns.
Buyer agrees that if within five (5) years from the date of this Assignment it has not utilized or marketed the microwave therapy system to produce sales revenue then, if such delay is not caused by any action or inaction of the Seller, the Patent Rights shall revert to the Seller. Buyer agrees to execute any and all documentation required to return ownership of the all Patent rights under this Assignment. Seller shall notify the Buyer in writing of the right to revision.

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IN TESTIMONY WHEREOF, this Assignment is executed this 18th day of January, 2008.

“ASSIGNEE”

MIRAMAR LABS, INC.
By:	/s/ Mark Deem
Name:	Mark Deem
Title:	CEO

“ASSIGNOR”

JAN WALLACE
By:	/s/ Jan Wallace
Name:	Jan Wallace

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EXHIBIT F

DISCLOSURE SCHEDULE

F-1

Exhibit F
There are no further disclosures other than those listed in the Asset Purchase Agreement.

EXHIBIT G

SELLER’S EXPENSES

G-1